UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K


                         CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934



Date of Report:June 20, 1996

                           THE QUIZNO'S CORPORATION
           (Exact name of registrant as specified in its charter)

     Colorado                   000-23174             84-1169286
(State or other jurisdiction   (Commission             (IRS Employer
 of incorporation)              File Number)        Identification No.)

7555 East Hampden Avenue,Suite 601, Denver,    CO        80231
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code    (303) 368-9424
_________________________________________________________________
____________________________
 (Former name or former address, if changes since last report)



Item 1.    Changes in Control of Registrant.  N/A.


Item 2.  Acquisition or Disposition of Assets.  N/A.


Item 3.  Bankruptcy or Receivership.  N/A.


Item 4.  Changes in Registrant's Certifying Accountant.  N/A.


Item 5.  Other Events.

          The Company has issued a press release, a copy of which is attached hereto, announcing the signing of three Area Director
Marketing Agreements.

Forward-Looking Statements

           Certain of the information discussed in the press release constitutes forward-looking statements that are subject to risks and uncertainties that might adversely affect the Company's operating results in the future in a material way. Such risks and uncertainties include, without limitation, the effect of national and regional economic and market conditions, costs of labor, costs of marketing, costs of food and non-food items used in the operation of the Restaurants, and the eating habits of the American public.

           The Area Director Marketing Agreements typically set increasing "Minimum Performance Levels" that require the Area Director to sell and open a specified number of franchised Restaurants in each year during the term of the Area Director Marketing Agreement. There can be no assurance that each Area Director will fulfill his or her obligation to sell and open the number of Restaurants constituting the Minimum Performance Level for a year or any number of years. At any given time, some Area Directors may be ahead of schedule while others may be behind. Delays in the sale and opening of Restaurants can occur for many reasons, including, but not limited to, delays in the selection or acquisition of an appropriate location for the Restaurant and delays in the build-out of the Restaurant site. The failure on the part of an Area Director to sell and open Restaurants as required by the Area Director Marketing Agreement enables the Company to terminate the Area Director Marketing Agreement, but does not grant the Company any other remedies against the Area Director. Termination of an Area Director Marketing Agreement for failure to meet Minimum Performance Levels does enable the Company to engage a new Area Director for the relevant market area. In its planning, the Company has allowed for a certain percentage of Area Directors who will not meet their development schedule.

Item 6.  Resignations of Registrant's Directors.  N/A.


Item 7.  Financial Statements and Exhibits.  N/A.


Item 8.  Change in Fiscal Year.  N/A.



                           SIGNATURES


          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   THE QUIZNO'S CORPORATION


Date:June 20, 1996              ______________________________________
                                     John   L.  Gallivan, Chief Financial
                                                     Officer and Treasurer


                            QUIZNO'S


FOR RELEASE:    6 a.m. MDT June 20, 1996

           QUIZNO'S7  Signs Three New Area Directors


            DENVER,   Colo.,  June  20,  1996  --  The   QUIZNO'S
Corporation (Nasdaq: QUIZ) announced today it has signed three new Area Director territory agreements, bringing the total number of markets under development for QUIZNO'S to 52.

          The Area Directors and their agreements are as follows:

          !     Donald  Abbott, of Corvalis, Oregon; 22  QUIZNO'S
          over the next five years in the Eugene, Oregon, and the Medford-Klamath Falls market on the Oregon-California border.

          !    Roger Grieco, of Whitestone, New York; 26 QUIZNO'S
          over five years in Knoxville, Tennessee.

          !     Doug Mader, of Coldwater, Ohio; 32 QUIZNO'S  over
          five years in Richmond, Virginia.

      "Our Area Director program is ramping up as we anticipated it would after redesigning it to accelerate the development of new markets," said Rick Schaden, President and CEO of The QUIZNO'S Corporation. "We are pleased that we continue to generate strong interest in our good food story."

      In  other  company news, The QUIZNO'S Corporation's  Annual
Meeting was held June 7 in Denver, and all issues put before the shareholders were ratified.

      Items approved included reelection of all members of the board of directors; an increase from 220,000 to 320,000 in the number of shares of Common Stock reserved for the Employee Stock Option Plan; an increase from 60,000 to 90,000 in the number of shares of Common Stock reserved for Non-Employee Directors and Advisors Stock Option Plan; and the ratification of Ehrhardt Keefe Steiner & Hottman, P.C. as independent auditors for the 1996 fiscal year.

      QUIZNO'S, a popular Denver-based chain for 15 years, is a quick-service, Italian deli-style concept which serves signature oven baked Classic Subs. The QUIZNO'S Corporation completed an IPO in February 1994 as part of a strategy to take the concept national. Currently there are 126 restaurants open in 23 states.

     A Form 8-K will be filed with the SEC in connection with the Area Director sales announced in this release. Reference is made to the Form 8-K for a discussion of certain risks relating to forward-looking statements.

Contacts:  Sue Hoover, ext. 3321, or Debbie Leider, ext. 3322, in
QUIZNO'S Corporate Communications, 303-369-9424.